EXHIBIT 31

CERTIFICATION

Re: Securitized Asset Backed Receivables LLC Trust 2004-NC1 (the "Trust"), Mortgage Pass-Through Certificates, Series 2004-NC1, issued pursuant to the Pooling and Servicing Agreement, dated as April 1, 2004 (the
"Pooling and Servicing Agreement"), by and among Securitized Asset
Backed Receivables LLC, as depositor (the "Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), The Provident Bank, as servicer (the "Servicer"), and NC Capital Corporation, as responsible party

I, Paul Menefee, certify that:

1. I have reviewed this annual report on Form 10-K (the "Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report,the "Reports") filed in respect of periods included in the year covered by this Annual Report, ofthe Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement, for inclusion in the Reports is included in the Reports;

4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5. The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in such report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicer.

Date: March 31, 2005

/s/  Paul Menefee
Paul Menefee
Chief Accounting Officer